Exhibit 99.1

Date:	January 28, 2016	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000
Contact: Steve Beers
HUBBELL REPORTS FOURTH QUARTER RESULTS;
NET SALES OF $830 MILLION AND EARNINGS PER DILUTED SHARE OF $1.06, INCLUDING $0.17 OF RECLASSIFICATION COSTS

•	Net sales down 2% (+3% acquisitions, -3% organic, -2% FX)

•	Adjusted diluted EPS(1) of $1.31, excluding:

◦	Restructuring and related costs ($0.08)

◦	Costs associated with Common Stock reclassification ($0.17)

•	Completed Common Stock reclassification
SHELTON, CT. (January 28, 2016) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the fourth quarter ended December 31, 2015.
Net sales in the fourth quarter of 2015 were $830 million, a decrease of 2% compared to the $849 million reported in the fourth quarter of 2014. Operating income in the quarter was $112 million, or 13.5% of sales, as compared to $126 million, or 14.9% of sales, in the same period of 2014. Excluding $6.7 million and $5.1 million of restructuring and related costs in 2015 and 2014, respectively, adjusted operating income decreased 10%(1). The effective tax rate in the quarter was 30.8% compared to 31.9% in the fourth quarter of 2014. Net income attributable to Hubbell in the fourth quarter of 2015 was $62 million compared to the $81 million reported in the fourth quarter of 2014. Earnings per diluted share for the fourth quarter of 2015 were $1.06, compared to $1.38 in the fourth quarter of 2014. Excluding restructuring and related costs in both periods and the costs associated with the Common Stock reclassification in 2015, adjusted earnings per diluted share for the fourth quarter of 2015 were $1.31 compared to $1.44 in the same period of 2014(1). Free cash flow (defined as cash flow provided by

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operating activities less capital expenditures) was $113 million in the fourth quarter of 2015 versus $136 million reported in the comparable period of 2014(5).
Net sales for the full year 2015 were $3.4 billion, an increase of 1% compared to the full year 2014. Operating income was $475 million compared to $517 million for the comparable period of 2014. Excluding restructuring and related costs, adjusted operating income was $514 million compared to $523 million in the same period of 2014(1). The effective tax rate for the full year 2015 was flat compared to 2014 at 32.6%. Net income attributable to Hubbell for the full year 2015 was $277 million compared to the $325 million reported in 2014. Earnings per diluted share were $4.77 for 2015 and $5.48 for 2014. Excluding restructuring and related costs in both years and the costs associated with the Common Stock reclassification in 2015, adjusted earnings per diluted share for the full year 2015 were $5.52, compared to $5.54 in the same period of 2014(1). Free cash flow was $254 million compared to $331 million reported in 2014(5).

OPERATIONS REVIEW
"In the face of challenging end markets, we continued to focus on providing our customers with superior products and solutions while improving the competitiveness of our cost structure," said David G. Nord, Chairman, President and Chief Executive Officer. "End markets remained mixed, as the bright spots of growing non-residential and residential demand were more than offset by deteriorating energy and industrial markets; utility markets were generally flat.
"Against this economic backdrop, our cost reduction initiatives have begun to demonstrate meaningful benefits. We exited 12 facilities in 2015, which together with additional actions, impacted approximately 350 positions. As a result, we realized more than $10 million of savings in 2015 from restructuring and related actions. At the same time, we continued to progress on process streamlining and back-office consolidation.
"We are also pleased to have achieved an important milestone in Hubbell's history during the fourth quarter: On December 23rd, shareholders approved the reclassification of Hubbell's dual-class equity structure to a single class of Common Stock, which started trading as HUBB on December 24th," Mr. Nord continued. "With the reclassification completed, we began repurchasing shares through a 10b5-1 purchase plan agreement and are on track to repurchase up to $250 million of Common Stock in 2016, as previously announced.

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"In addition to share repurchases, we continued to deploy capital to create shareholder value via acquisitions," added Mr. Nord. "On January 19th, we completed the acquisition of R.W. Lyall & Company. Lyall is a leader in the design and application of components and assemblies for the natural gas distribution market, whose promising growth trajectory is fueled by infrastructure replacement programs as well as housing starts. Lyall joins our Electrical Segment and we are thrilled to welcome the company and its employees to Hubbell."
SEGMENT REVIEW
The comments and year-over-year comparisons in this segment review are based on fourth quarter results in 2015 and 2014.
Electrical segment net sales in the fourth quarter of 2015 were $586 million compared to $605 million reported in the fourth quarter of 2014. Acquisitions added 2% to sales in the quarter while the unfavorable impact of foreign currency translation reduced sales by 2%. Organic volume declined by 3% due to lower shipments in industrial and energy-related businesses partially offset by higher shipments in construction-related businesses. Operating income was $62 million, or 10.6% of net sales, compared to $82 million, or 13.5% of net sales in the same period of 2014. Excluding restructuring and related costs, adjusted operating income was $69 million, or 11.7% of net sales compared to $87 million, or 14.3% of net sales in the same period of 2014(1). Excluding restructuring and related costs, the decrease in adjusted operating income was primarily due to unfavorable mix(1).
Power segment net sales in the fourth quarter of 2015 were $244 million compared to $243 million reported in the fourth quarter of 2014. Acquisitions added 3% to sales in the quarter while foreign currency translation reduced sales by 2%. Organic sales decreased 1% with strength in telecommunications offset by lower transmission shipments. Compared to the fourth quarter of 2014, operating income increased 11% to $50 million, or 210 basis points to 20.3% of net sales. Excluding restructuring and related costs, adjusted operating income increased 13% and margin expanded 240 basis points(1). Both increases were primarily due to favorable material costs and productivity in excess of cost inflation.

SUMMARY & OUTLOOK

"Our performance in 2015 reflected continued focus on what we can control amidst market uncertainty," Mr. Nord commented. "We believe 2016 will be more of the same. End market volumes are expected to be flat, driven by low to mid single digit growth in construction-related markets and modest growth in electrical transmission and distribution. We anticipate energy-related market declines of 15% to 20% while industrial markets are flat to slightly down in the aggregate.

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"We expect to outperform end markets, while margins are negatively impacted by mix and pricing, as well as transactional FX, pension expense and investments in growing markets," Mr. Nord continued, "We anticipate earnings per diluted share in the range of $5.20 to $5.40, up 3% to 7% compared to $5.07 in 2015 (excluding Common Stock reclassification costs) and including approximately $0.35 of restructuring and related costs. This range incorporates $0.30 of incremental savings in 2016 from restructuring and related actions initiated prior to year-end 2015."
Mr. Nord concluded, “Despite the expected challenging market environment, we remain committed to our long-term strategy of growing organically and by acquisition, while improving our cost structure and deploying capital effectively to create shareholder value."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results and outlook, completed and future acquisitions, restructuring actions, improving our cost structure to support earnings growth, market conditions, foreign exchange rates, intent to repurchase shares, shareholder value creation, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations,” “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company's reasonable current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the expected benefit and effect of the business information system initiatives and streamlining programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2014.

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About the Company
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2015 revenues of $3.4 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.
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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$829.7	$848.8	$3,390.4	$3,359.4
Cost of goods sold	562.8	573.5	2,298.6	2,250.4
Gross profit	266.9	275.3	1,091.8	1,109.0
Selling & administrative expenses	155.0	149.2	617.2	591.6
Operating income	111.9	126.1	474.6	517.4
Operating income as a % of Net sales	13.5%	14.9%	14.0%	15.4%
Interest expense, net	(7.8)	(8.1)	(30.5)	(30.1)
Other income (expense), net	(13.4)	0.3	(25.5)	(1.8)
Total other expense, net	(21.2)	(7.8)	(56.0)	(31.9)
Income before income taxes	90.7	118.3	418.6	485.5
Provision for income taxes	28.0	37.7	136.5	158.3
Net income	62.7	80.6	282.1	327.2
Less: Net income attributable to noncontrolling interest	1.2	(0.7)	4.8	1.9
Net income attributable to Hubbell	$61.5	$81.3	$277.3	$325.3
Earnings Per Share:
Basic	$1.06	$1.39	$4.79	$5.51
Diluted	$1.06	$1.38	$4.77	$5.48
Cash dividends per common share	$0.63	$0.56	$2.31	$2.06

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HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$343.5	$653.9
Short-term investments	12.2	7.8
Accounts receivable, net	466.6	469.8
Inventories, net	540.0	441.8
Deferred taxes and other	25.5	56.1
TOTAL CURRENT ASSETS	1,387.8	1,629.4
Property, plant and equipment, net	419.7	401.2
Investments	49.5	44.1
Goodwill	928.5	874.7
Intangible assets, net	372.2	322.8
Other long-term assets	51.0	47.9
TOTAL ASSETS	$3,208.7	$3,320.1
LIABILITIES AND EQUITY
Short-term debt	$48.2	$1.4
Accounts payable	289.5	244.0
Accrued salaries, wages and employee benefits	75.3	76.0
Accrued insurance	50.4	47.8
Other accrued liabilities	139.7	130.0
TOTAL CURRENT LIABILITIES	603.1	499.2
Long-term debt	595.9	594.9
Other non-current liabilities	260.7	290.3
TOTAL LIABILITIES	1,459.7	1,384.4
Hubbell Shareholders’ Equity	1,740.6	1,927.1
Noncontrolling interest	8.4	8.6
TOTAL EQUITY	1,749.0	1,935.7
TOTAL LIABILITIES AND EQUITY	$3,208.7	$3,320.1

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HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Restructuring and related costs included in Cost of goods sold (2)
Electrical	$3.2	3.4	$20.7	3.4
Power	0.1	—	3.0	—
Total	$3.3	$3.4	$23.7	$3.4
Restructuring and related costs included in Selling & administrative expenses (3)
Electrical	$2.9	$1.7	$12.1	$1.7
Power	0.5	—	3.1	—
Total	$3.4	$1.7	$15.2	$1.7

Impact on income before income taxes	$6.7	$5.1	$38.9	$5.1
Impact on Net income available to Hubbell common shareholders	4.5	3.5	26.3	3.5
Impact on Diluted earnings per share	$0.08	$0.06	$0.45	$0.06

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HUBBELL INCORPORATED
Earnings Per Share Calculation
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change

Net income attributable to Hubbell (GAAP measure)	$61.5	$81.3	(24)%	$277.3	$325.3	(15)%
Restructuring and related costs, net of tax	4.5	3.5		26.3	3.5
Reclassification costs, net of tax	10.0	—		17.4	—
Adjusted Net Income (1)	$76.0	$84.8	(10)%	$321.0	$328.8	(2)%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$61.5	$81.3		$277.3	$325.3
Less: Earnings allocated to participating securities	(0.2)	(0.3)		(0.7)	(0.8)
Net income available to common shareholders (GAAP measure) [a]	$61.3	$81.0	(24)%	$276.6	$324.5	(15)%

Adjusted Net Income (1)	$76.0	$84.8		$321.0	$328.8
Less: Earnings allocated to participating securities	(0.2)	(0.3)		(0.8)	(0.8)
Adjusted net income available to common shareholders [b]	$75.8	$84.5	(10)%	$320.2	$328.0	(2)%

Denominator:
Average number of common shares outstanding [c]	57.7	58.4		57.7	58.8
Potential dilutive shares	0.3	0.4		0.3	0.4
Average number of diluted shares outstanding [d]	58.0	58.8		58.0	59.2

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.06	$1.39		$4.79	$5.51
Diluted [a] / [d]	$1.06	$1.38	(23)%	$4.77	$5.48	(13)%

Adjusted earnings per diluted share (1) [b] / [d]	$1.31	$1.44	(9)%	$5.52	$5.54	—%

	Full Year 2015	Full Year 2016
Earnings Per Diluted Share (GAAP measure)	$4.77	$5.20 - $5.40
Reclassification costs	$0.30	$ -
Earnings Per Diluted Share excluding reclassification costs	$5.07	$5.20 - $5.40
Restructuring and related costs	$0.45	$0.35
Adjusted Earnings Per Diluted Share (1)	$5.52	$5.55 - $5.75

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HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2015	2014
Cash Flows From Operating Activities
Net income attributable to Hubbell	$277.3	$325.3
Depreciation and amortization	85.2	79.2
Stock-based compensation expense	17.0	16.4
Deferred income taxes	(4.5)	30.3
Changes in working capital	(32.3)	(44.7)
Contributions to defined benefit pension plans	(22.6)	(23.5)
Other, net	11.0	8.5
Net cash provided by operating activities	331.1	391.5
Cash Flows From Investing Activities
Capital expenditures	(77.1)	(60.3)
Acquisition of businesses, net of cash acquired	(163.4)	(183.8)
Net change in investments	(10.7)	(5.5)
Other, net	2.0	7.0
Net cash used in investing activities	(249.2)	(242.6)
Cash Flows From Financing Activities
Short-term debt borrowings, net	46.8	1.2
Payment of dividends	(133.7)	(121.2)
Repurchase of common shares	(79.1)	(105.5)
Proceeds from exercise of stock options	—	2.4
Share reclassification payments	(200.7)	—
Other, net	(4.4)	7.5
Net cash used in financing activities	(371.1)	(215.6)
Effect of foreign exchange rate changes on cash and cash equivalents	(21.2)	(20.1)
(Decrease) increase in cash and cash equivalents	(310.4)	(86.8)
Cash and cash equivalents
Beginning of period	653.9	740.7
End of period	$343.5	$653.9

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HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Net Sales [a]	$829.7	$848.8	(2)%	$3,390.4	$3,359.4	1%

Operating Income
GAAP measure [b]	$111.9	$126.1	(11)%	$474.6	$517.4	(8)%
Restructuring and related costs	6.7	5.1		38.9	5.1
Adjusted operating income (1) [c]	$118.6	$131.2	(10)%	$513.5	$522.5	(2)%

Operating margin
GAAP measure [b] / [a]	13.5%	14.9%	-140 bps	14.0%	15.4%	-140 bps
Adjusted operating margin (1) [c] / [a]	14.3%	15.5%	-120 bps	15.1%	15.6%	-50 bps

Electrical segment	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Net Sales [a]	$586.0	$605.4	(3)%	$2,388.3	$2,398.2	—%

Operating Income
GAAP measure [b]	$62.4	$81.7	(24)%	$279.0	$337.9	(17)%
Restructuring and related costs	6.1	5.1		32.8	5.1
Adjusted operating income (1) [c]	$68.5	$86.8	(21)%	$311.8	$343.0	(9)%

Operating margin
GAAP measure [b] / [a]	10.6%	13.5%	-290 bps	11.7%	14.1%	-240 bps
Adjusted operating margin (1) [c] / [a]	11.7%	14.3%	-260 bps	13.1%	14.3%	-120 bps

Power segment	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Net Sales [a]	$243.7	$243.4	—%	$1,002.1	$961.2	4%

Operating Income
GAAP measure [b]	$49.5	$44.4	11%	$195.6	$179.5	9%
Restructuring and related costs	0.6	—		6.1	—
Adjusted operating income (1) [c]	$50.1	$44.4	13%	$201.7	$179.5	12%

Operating margin
GAAP measure [b] / [a]	20.3%	18.2%	+210 bps	19.5%	18.7%	+80 bps
Adjusted operating margin (1) [c] / [a]	20.6%	18.2%	+240 bps	20.1%	18.7%	+140 bps

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HUBBELL INCORPORATED
Adjusted Effective Tax Rate
(unaudited)

Hubbell Incorporated	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Effective tax rate (GAAP measure)	30.8%	31.9%	-110 bps	32.6%	32.6%	-- bps
Reclassification costs	1.4	—		0.9	—
Adjusted effective tax rate	29.4%	31.9%	-250 bps	31.7%	32.6%	-90 bps

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HUBBELL INCORPORATED
Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	December 31, 2015	December 31, 2014
Total Debt	$644.1	$596.3
Total Hubbell Shareholders’ Equity	1,740.6	1,927.1
Total Capital	$2,384.7	$2,523.4
Total Debt to Total Capital	27%	24%
Total Debt	$644.1	$596.3
Less: Cash and cash equivalents	(343.5)	(653.9)
Investments	(61.7)	(51.9)
Net Debt	$238.9	$(109.5)
Net Debt to Total Capital	10%	(4)%
Note: Management believes that net debt to capital is a useful measure regarding Hubbell’s financial leverage for evaluating the Company’s ability to meet its funding needs.
Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$138.0	$153.2	$331.1	$391.5
Less: Capital Expenditures	(24.8)	(17.7)	(77.1)	(60.3)
Free cash flow	$113.2	$135.5	$254.0	$331.2
Note: Management believes that free cash flow provides useful information regarding Hubbell’s ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.

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HUBBELL INCORPORATED
Footnotes

(1) In order to provide a comparison that we believe provides more useful information regarding our underlying performance from period to period and to allow readers to assess the impact of restructuring activities and business transformation initiatives on our results of operations, the Company refers to adjusted operating income and adjusted operating margins, each of which exclude restructuring and related costs. The Company also refers to adjusted earnings per diluted share and adjusted net income available to common shareholders, each of which exclude restructuring and related costs as well as the costs associated with the 2015 reclassification of the Company's common stock to eliminate its two-class structure (the "reclassification costs"). The adjusted effective tax rate excludes the impact of reclassification costs on the effective tax rate.

Restructuring costs support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities and workforce reductions. Restructuring related costs are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. Reclassification costs are the costs associated with the reclassification of the Company's common stock to eliminate its two-class structure, only a portion of which are deductible. Each of the adjusted operating measures which exclude the impact of those costs are non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables within this press release.

(2) Restructuring costs are incurred to support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities and workforce reductions and is a GAAP measure. Restructuring-related costs are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure that we believe is useful to assess the impact of restructuring activities and business transformation initiatives on our operating results. Restructuring and related costs of $3.3 million recognized in Cost of goods sold for the three months ended December 31, 2015 includes restructuring costs of $2.1 million in the Electrical segment. For the twelve months ended December 31, 2015, restructuring and related costs of $23.7 million recognized in Cost of goods sold include restructuring costs of $14.5 million in the Electrical segment and $0.8 million in the Power segment. Restructuring and related costs of $3.4 million recognized in Cost of goods sold for the three and twelve months ended December 31, 2014 were entirely attributable to restructuring activities.

(3) Restructuring and related costs of $3.4 million recognized in Selling & administrative expenses for the three months ended December 31, 2015 includes restructuring costs of $1.8 million in the Electrical segment. For the twelve months ended December 31, 2015, restructuring and related costs of $15.2 million recognized in Selling & administrative expenses include restructuring costs of $7.2 million in the Electrical segment and $1.1 million in the Power segment. Restructuring and related costs of $1.7 million recognized in Selling & administrative expenses for the three and twelve months ended December 31, 2014 were entirely attributable to restructuring activities.

(4) Net debt to total capital is a non-GAAP measure we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.

(5) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.

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